UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2007

Commission File Number 000-28638

BMB MUNAI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	30-0233726
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number.)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050051
(Zip code)

+7 (3272) 375-125
(Registrant’s Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On April 6, 2007, the Company entered into employment agreements with the following officers of the Company, Boris Cherdabayev, Sanat Kasymov, Gamal Kulumbetov, Askar Tashtitov, Daniyar Uteulin, Turemurat Zharmagambetov, Nurbek Tleuzhanov and Adam Cook, Corporate Secretary. The following table discloses the corporate office and annual salary set forth in the employment agreement of each officer. Each of these individuals was serving in such capacity prior to entering the employment agreements.

Name	Corporate Office	Annual Salary

Boris Cherdabayev	Chief Executive Officer	$240,000(1)
Sanat Kasymov	Chief Financial Officer	$120,000(1)
Gamal Kulumbetov	Chief Operating Officer	$120,000(1)
Askar Tashtitov	President	$120,000(1)
Daniyar Uteulin	Deputy CEO of Investor Relations	$ 66,000(1)
Turemeurat Zharmagambetov	Deputy CEO of Production	$ 66,000(1)
Nurbek Tleuzhanov	Chief Lawyer	$ 72,000(1)
Adam Cook	Corporate Secretary	$108,000

(1) Salary amount is net of all taxes and dues required under applicable laws of the Republic of Kazakhstan, which shall be the responsibility of the Company.

Except as set forth in the above table, or as specifically addressed below, the terms and conditions of the employment agreement of each of the above-named officers are the same in all material respects. A form of employment agreement is attached as an exhibit hereto and incorporated herein by this reference.

The employment agreements provide for an initial term of one year with two consecutive one year renewals unless terminated by either party prior to the beginning of the renewal term.

The employment agreements of all of the above listed individuals to devote their entire business time, attention, skill and energy exclusively to the business of the Company, with the exception of the employment agreement of Mr. Cook, which contains no such requirement.

As discussed above, the employment agreements provide for an annual salary. Under the agreements, salary is reviewable no less frequently than annually and may be adjusted up or down by the Compensation Committee of the Board of Directors in its sole discretion, but may not be adjusted below the initial annual salary amount listed in the agreement. The agreements provide that each of the officers is entitled to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical and other employee benefit plans of the Company that may be in effect from time to time, to the extent he is eligible under the terms of those plans. The agreements provide that each officer is eligible on the Board of Director’s sole discretion to receive performance bonuses. Each officer is entitled to 28 days vacation in accordance with the vacation policies of the Company, as well as paid holidays and other paid leave set forth in the Company’s policies. There is no accrual of vacation days and holidays.

The agreements and, as detailed below, all obligations thereunder may be terminated upon the occurrence of the following events: i) death, ii) disability; iii) for cause immediately upon notice from the Company or at such time as indicated by the Company in said notice; iv) for good reason upon not les than 30 days notice from the officer to the Company; v) an extraordinary event, unless otherwise agreed in writing.

Under the agreements the officer may be deemed disabled if for physical or mental reasons he is unable to perform his duties for 120 consecutive days or 180 days during any 12 month period. Such disability will be determined by a jointly agreed upon medical doctor.

The agreements provide that any of the following will constitute “cause”: i) breach of the employment agreement; ii) failure to adhere to the written policies of the Company; iii) appropriation by the officer of a material business opportunity; iv) misappropriation of funds or property of the Company; v) conviction, indictment or the entering of a guilty plea or a plea of no contest to a felony.

“Good reason” under the agreement may mean any of the following: i) a material breach of the employment agreement; ii) assignment of the officer without his consent to a position of lesser status or degree of responsibility.; iii) relocation of the Company’s principal executive offices outside the Republic of Kazakhstan; iv) if the Company requires the officer to be based somewhere other than principal executive offices of the Company without the officer’s consent.

Under the employment agreements, “extraordinary event” is defined as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to thirty percent (30%) or more of the outstanding stock of the Company or any of its subsidiaries, or the sale of all or substantially all of the assets of the Company or any of its subsidiaries.

Upon termination of an employment agreement, the Company will make a termination payment to the officer in lieu of all other amounts and in settlement and complete release of all claims employee may have against the Company. In the event of termination for good reason by the officer, the Company will pay the officer the remainder of his salary for the calendar month in which the termination is effective and for six consecutive calendar months thereafter. The officer shall also be entitled to any portion of incentive compensation for the year, prorated to the date of termination. Notwithstanding the foregoing, if the officer obtains other employment prior to the end of the six month period, salary payments by the Company after he begins employment with a new employer shall be reduced by the amount of the cash compensation received from the new employer. If the officer is terminated for cause, he will receive salary only through the date of termination and will not be entitled to any incentive compensation for the year in which his employment is terminated. If the termination is the result of a disability, the Company will pay salary for the rest of the month during which termination is effective and for the shorter of six consecutive months thereafter or until disability insurance benefits commence. If employment is terminated as a result of the death of the officer, his heirs shall be entitled to salary through the month in which his death occurs and to incentive compensation prorated through the month of his death. If the employment agreement is terminated as a result of an extraordinary event, the officer shall be entitled to severance pay as follows.

Completed Years of Employment

Service with the Employer	Severance Amount
Less than one (1) year	10% of Basic Compensation Salary
At least one (1) year but less than two (2) years	150% of Basic Compensation Salary
More than two years	299% of Basic Compensation Salary

All benefits terminate on the date of termination. The officer shall be entitled to accrued benefits, but is not entitled to compensation for unused vacation, holiday, sick leave of other leave.

The employment agreements also contain confidentiality, non-competition and non-interference provisions.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Form of BMB Munai, Inc. Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Dated: April 12, 2007	By:	/s/ Adam R. Cook
Adam R. Cook

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